SECTION 16 POWER OF ATTORNEY

Know all by these presents, that the
undersigned
hereby constitutes and appoints each of David A.
Bruscino
and Brian L. Heller of America Online
Latin America, Inc. (the
"Company"), and Michael
L. Fantozzi, and Michael R. Harrington of Mintz,

Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the
undersigned, in the
undersigned's capacity as an
officer, director and/or 10 percent
shareholder of
the Company, Forms ID, 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules
thereunder;

	(2)	do and perform any and all acts
for and on behalf
of the undersigned which may
be necessary or desirable to complete and

execute any such Form ID, 3, 4 or 5 and timely file such form with the
United States Securities
and Exchange Commission and any stock exchange

or similar authority; and

	(3)	take any other action of any type

whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants
to each such
attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed this 6th day of July, 2004.


				/s/ Donna J. Hrinak
				Donna J. Hrinak